FIRST AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT
          -------------------------------------------------

	THIS FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE ("First Amendment") is made and entered into this 27th day of April, 2001, between PETMED EXPRESS, INC., a Florida corporation ("Seller"), and RMS PROPERTIES, L.L.C., an Illinois limited liability company, doing business in Florida as RMS PROPERTIES OF ILLINOIS, L.L.C. ("Buyer").

                         W I T N E S S E T H:

	WHEREAS, Seller and Buyer entered into that certain Agreement of Sale and Purchase dated March 29, 2001 (the "Contract") for the sale by Seller to Buyer of the property described therein (the "Property") at the price and on the terms and conditions set forth in the Contract;

	WHEREAS, Seller and Buyer have agreed to amend and modify the Contract as more particularly set forth below;

	NOW, THEREFORE, in consideration of the recitals, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, it is hereby agreed by and between the parties as follows:

        1. Recitals. The above recitals are true and correct and are incorporated herein by this reference.

        2. Due Diligence Period. Section 6(b) of the Contract is hereby modified by deleting the first sentence thereof and replacing it with the following:

      "Buyer shall have a period of time to conduct due diligence investigations until 5:00 p.m. Eastern Standard Time on May
      4, 2001 (the "Due Diligence Period")."

        3. Counterparts, Facsimile. This First Amendment may be executed in any number of counterparts, all of which shall constitute the First Amendment. Facsimile copies of this First Amendment shall constitute originals.

        4. Conflict. In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Contract, the terms and provisions of this First Amendment shall control. To the extent that there shall be no such conflict, the Contract shall remain in full force and effect and the parties hereto hereby ratify same.




               (Executions Appear on Following Page)





          Exhibit 99.2




	IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the day and year first written above.



Signed, sealed and delivered           BUYER:
in the presence of:
                                       RMS PROPERTIES, L.L.C., doing business
                                       in Florida as RMS PROPERTIES OF
                                       ILLINOIS, L.L.C.
/s/ Gilda Garza
-----------------------------          By:  RMS Properties, Inc., doing
Print:  Gilda Garza                         business in Florida as RMS
                                            Properties of Illinois, Inc.,
                                            Manager

/s/ Mary E. Kruse
-----------------------------
Print:  Mary E. Kruse                  By:________/s/ Ron Shoffet___________
                                          Ron Shoffet, President


                                       Date of Execution by Buyer:  4/27/01



Signed, sealed and delivered           SELLER:
in the presence of:

                                       PETMED EXPRESS, INC.
/s/ Menderes Akdag
----------------------------
Print:  Menderes Akdag
                                       By:______/s/ John Vermaaten__________
/s/ Marc Puleo                         Print:  John Vermaaten
----------------------------           Title:  CFO
Print:  Marc Puleo

                                       Date of Execution by Seller:  4/27/01

         Exhibit 99.2